Exhibit 99.1

Hercules Offshore Fleet Status Report

Hercules Offshore Rig Fleet Status (as of December 13, 2006)

Rig Name	Rig Design	Max. Water Depth (ft)	Current Location	Customer/ Status	Estimated Contract Expiration(1)	Contract Dayrates $000	Comments
Gulf of Mexico
Rig 11	Bethlehem JU 200 MC	200	GOM	Energy XXI	Late-Dec	64-66	Budgeted downtime of 10 days for maintenance in 2Q’07.

Rig 15	Baker Marine Big Foot III	85	GOM	Bois d’Arc	May-07	89-91	Mutually agreed dayrates adjusted quarterly. Next adjustment in early-February. Expected to incur 5-7 days of downtime for maintenance in late December, then move to Rozel for a 15 to 30 day farm-out @$97-$99K.

Rig 20	Bethlehem JU 100 MC	100	GOM	Energy XXI	Feb-07	114-116	Budgeted downtime of 28 days for maintenance in 3Q’07.

Rig 21	Pacific Coast Engineering MC	120	GOM	Chevron	Mar-07	79-81

Rig 22	Marathon LeTourneau 51-C MC	173	GOM	Chevron	Mar-07	79-81

Rig 26	Marathon LeTourneau 150-44-C	250	GOM	Shipyard	NA	NA	Undergoing significant upgrade and refurbishment. Increasing maximum water depth capability to 250’, expanding quarters capacity to 100 from 80, as well as making improvements to variable deck load and maximum drilling depth. Estimated upgrade cost of $40MM. Expected completion late April 2007. Bidding internationally.

Rig 30	Bethlehem JU 250 MS	250	GOM	Helis	Apr-07	84-86	Helis also has four one-well options at mutually agreed dayrates. Budgeted 18 days of downtime for maintenance in Q1’07.
International

Rig 16	Offshore Company IC	170	Mid. East	Occidental	May-08	69-70

Rig 31	Bethlehem JU 250 MS	250	India	Cairn	May-07	139-141	Experienced 12 days of downtime during Q4’06. Cairn has five one well options at $140K.

(1)	Certain information in the table, including estimated contract expiration dates, are estimates based on current arrangements with the Company’s customers and current expectations as to the time required for completion of projects.

Hercules Offshore Liftboat Fleet Status

Leg Length/ Liftboat Class (Feet)		November 2006
	Total Number of Liftboats	Actively Marketed Liftboats(1)	Revenue Per Day Per Liftboat(2)	Operating Days	Utilization(3)	Comments
Gulf of Mexico
260	1	1	$33,130	29	97%
230	3	3	26,450	41	46%	One vessel in drydock in November and December, one vessel down with repairs until late Q2’07.
190-215	6	6	22,783	175	97%	One vessel in drydock part of November and all of December
170	2	2	16,202	60	100%	One vessel in drydock starting late December
140-150	6	6	10,196	178	99%
120-130	14	14	8,463	331	79%	Three vessels in drydock in November and December
105	15	13	7,192	231	59%	Five vessels in drydock in November and December and one being refurbished through part of December.

Sub-total/Average	47	45	12,710	1,045	77%

West Africa
170-215	2	2	$36,125	50	94%	One vessel under contract through August
140-150	4	3	$10,849	63	76%	One vessel in drydock during November. One vessel under contract through June, two vessels under contract through August
120-130	7	6	$8,596	141	97%	One vessel under contract through August, two vessels under contract through June
105	4	3	$7,982	68	99%

Sub-total/Average	17	14	11,690	322	92%

Total/Average	64	59	12,470	1,367	80%

Note:

(1)	Actively marketed liftboats excludes two cold-stacked 105 class liftboats that are undergoing refurbishment (expected completion in December 2006 and January 2007). Three vessels in Nigeria undergoing repairs, expected to be available by mid-January.
(2)	Includes reimbursables. For comparative purposes, revenue per day per liftboat for November 2005 for the vessels owned at that time in the Gulf of Mexico was as follows: 230’ - $19,751; 190-215’ - $15,814; 140-150’ - $8,480; 120-130’ - $6,975; 105’ - $5,040.
(3)	Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in the Company’s annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the Company’s website at www.herculesoffshore.com. Company cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.